Exhibit 8.1

Principal subsidiaries

The following is a list of Ternium’s subsidiaries at December 31, 2007.

Company	Country of Organization	Main activity
Hylsamex S.A. de C.V. (1)	Mexico	Holding company

Siderar S.A.I.C.	Argentina	Manufacturing of flat steel products

Sidor C.A. (2)	Venezuela	Manufacturing and selling of steel products

Ternium Internacional S.A. (formerly Techintrade Uruguay S.A.)	Uruguay	Holding company and marketing of steel products

I.I.I. Industrial Investments Inc., S.A. de C.V. (3)	Mexico	Holding company

Inversiones Siderúrgicas S.A.	Panama	Holding company

Ylopa—Servicios de Consultadoria Lda. (4)	Madeira - Free zone	Participation in the debt restructuring process of Amazonia and Sidor C.A.

Consorcio Siderurgia Amazonia Ltd.(5)	Cayman Islands	Holding of investments in Venezuelan steel companies

Fasnet International S.A.	Panama	Holding company

Alvory S.A.	Uruguay	Holding of investment in procurement services companies

Comesi San Luis S.A.I.C. (6)	Argentina	Production of cold or hot rolled prepainted, formed and skelped steel sheets

Inversiones Basilea S.A. (7)	Chile	Purchase and sale of real estate and other

Prosid Investments S.C.A.(7)	Uruguay	Holding company

Impeco S.A. (7)	Argentina	Manufacturing of pipe products

Socominter de Guatemala S.A. (8)	Guatemala	Marketing of steel products

Ternium Internacional España S.A. (formerly Socominter de España S.A.U.) (8)	Spain	Marketing of steel products

Ternium Internacional Ecuador S.A. (formerly Socotrading S.A.) (8)	Ecuador	Marketing of steel products

Ternium International USA Corporation (formerly Techintrade Corporation) (8)	USA	Marketing of steel products

Ternium Internationaal B.V. (formerly Techint Engineering Company B.V.)(8)	Netherlands	Marketing of steel products

Ternium Internacional Perú S.A.C. (formerly Techintrade del Perú S.A.C.) (8)	Peru	Marketing of steel products

Ternium International Inc.(8)	Panama	Marketing of steel products

Hylsa S.A. de C.V. (9)	Mexico	Manufacturing and selling of steel products

Ferropak Comercial S.A. de C.V. (9)	Mexico	Scrap company

Ferropak Servicios S.A. de C.V. (9)	Mexico	Services

Galvacer America Inc (9)	USA	Distributing company

Galvamet America Corp (9)	USA	Manufacturing and selling of insulates panel products

Transamerica E. & I. Trading Corp (9)	USA	Scrap company

Galvatubing Inc. (9)	USA	Manufacturing and selling of pipe products

Las Encinas S.A. de C.V. (9)	Mexico	Exploration, exploitation and pelletizing of iron ore

Técnica Industrial S.A. de C.V. (9)	Mexico	Services

Acerex S.A. de C.V.	Mexico	Tooling services

Company	Country of Organization	Main activity
Acerex Servicios S.A. de C.V.	Mexico	Services

Consorcio Minero Benito Juarez Peña Colorada S.A.de C.V. (10)	Mexico	Exploration, explotation and pelletizing of iron ore

Peña Colorada Servicios S.A. de C.V. (10)	Mexico	Services

Ternium Treasury Services S.A.	Uruguay	Financial Services

Ternium Treasury Services B.V	Holanda	Financial Services

Servicios Integrales Nova de Monterrey S.A. de C.V. (11)	Mexico	Medical and Social Services

Ternium Mexico S.A. de C.V. (formerly Grupo Imsa S.A.B. de C.V.)	Mexico	Holding company

Imsa Acero S.A. de C.V. (12)	Mexico	Holding company

Enermex S.A. de C.V. (12)	Mexico	Holding company

Sefimsa S.A. de C.V. (12)	Mexico	Financial Services

Ecore Holding S. de R.L. de C.V. (12)	Mexico	Holding company

Neotec L.L.C. (12)	USA	Holding company

Treasury Services L.L.C. (12)	USA	Financial Services

APM, S.A. de C.V.	Mexico	Manufacturing and selling of steel products

Acedor, S.A. de C.V.	Mexico	Holding company

Empresas Stabilit S.A. de C.V. (12)	Mexico	Holding company

Acerus S.A. de C.V. (12)	Mexico	Manufacturing and selling of steel products

Imsa Monclova S.A. de C.V. (12)	Mexico	Services

Imsamex Ecuador S.A. (12)	Ecuador	Marketing of steel products

Industrias Monterrey S.A. (12)	Guatemala	Manufacturing and selling of steel products

Imsaacero Ecuador Holding S.A. (12)	Ecuador	Holding company

Corporativo Grupo Imsa S.A. de C.V. (12)	Mexico	Services

Industrias Monterrey S.A. de C.V. (12)	Mexico	Manufacturing and selling of steel products

Ternium USA Inc. (formerly Imsa holding Inc.) (12)	USA	Holding company

Industria Galvanizadora S.A. (12)	Guatemala	Manufacturing and selling of steel products

Imsa Americas Inc. (12)	USA	Marketing of steel products

Company	Country of Organization	Main activity
Imsa Caribbean Inc. (12)	Puerto Rico	Manufacturing and selling of steel products

Imsa Colombia S.A. (12)	Colombia	Marketing of steel products

Imsa Andina S.A. (12)	Peru	Marketing of steel products

Multypanel de América S.A. (12)	Costa Rica	Manufacturing and selling of insulated panel products

Industria Galvanizadora S.A. (12)	Nicaragua	Manufacturing and selling of steel products

Industria Galvanizadora de Honduras S.A. de C.V. (12)	Honduras	Manufacturing and selling of steel products

Industria Galvanizadora S.A. de C.V. (12)	El Salvador	Manufacturing and selling of steel products

Industrias Monterrey S.A. (12)	Costa Rica	Manufacturing and selling of steel products

(1)	Indirectly through the participation of Ternium Mexico S.A. de C.V. (70.00%) and Siderar S.A.I.C. (29.92%). Total voting rights held: 99.92%.
(2)	Indirectly through the participation in Amazonia (59.73%). Total voting rights held: 59.73%. In April 2008, the Venezuelan government announced its intention to nationalize Sidor. For more information on the Sidor nationalization process, see Item 4. “Information on the Company—A. History and Development of the Company—Sidor Nationalization Process.”
(3)	Formerly I.I.I.-Industrial Investment Inc. As of December 13, 2007 it was merged into Ternium México S.A. de C.V.
(4)	Directly (88.89%), indirectly through Prosid Investments S.C.A. (11.11%). Total voting rights held: 100.00%.
(5)	Directly (85.62%) and indirectly through the participation in Prosid Investments S.C.A. (14.38%). Total voting rights held: 100.00%.
(6)	Indirectly through Siderar S.A.I.C. (99.00%) and Ternium Internacional Uruguay S.A. (1.00%). Total voting rights held: 100.00%.
(7)	Indirectly through Siderar S.A.I.C. Total voting rights held 100.00%.
(8)	Indirectly through Ternium Internacional S.A. of Uruguay.
(9)	Indirectly through the participation in Hylsamex. Total voting rights held: 99.92%. See note 3(e) to the Company’s audited consolidated financial statements included in this annual report.
(10)	Indirectly through the participation in Hylsamex. Total voting rights held: 50.00%.
(11)	Incorporated during 2007.
(12)	Subsidiary of Ternium Mexico S.A. de C.V. See note 3(a) to the Company’s audited consolidated financial statements included in this annual report.